UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2011

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 23, 2011, Eastman Kodak Company (the “Company”) initiated a draw of $160 million under the Second Amended and Restated Credit Agreement, dated as of April 26, 2011 (the “Restated Credit Agreement”), for general corporate purposes.  The revolving credit advance bears interest at applicable margins over the Base Rate, as defined in the Restated Credit Agreement.  The borrowing will bear interest initially at 1.5% (the applicable margin) plus the Base Rate, which fluctuates daily based on the highest of the following reference rates: the Federal Funds Rate plus 0.5%, Bank of America’s prime rate, and a one-month Eurodollar rate plus 1.0%.  The Company may repay the advances at any time without penalty, subject to certain conditions if the advances have been converted to a Eurodollar rate.

The Restated Credit Agreement will terminate, and all outstanding advances under it must be repaid, on the earliest of: (a) the date which is five years from the effective date of the credit facility (April 26, 2016), (b) the date all of the lenders’ commitments are terminated, and (c) the 90th day prior to maturity of the Company’s Senior Notes due 2013.  In addition, advances under the Restated Credit Agreement must be prepaid to the extent that the outstanding advances, together with letter of credit obligations exceed the U.S. or Canadian “Line Cap” (the applicable borrowing base minus reserves) on any business day.

The Restated Credit Agreement contains customary events of default, including without limitation, payment defaults (subject to grace and cure periods in certain circumstances), breach of representations and warranties, breach of covenants (subject to grace and cure periods in certain circumstances), bankruptcy events, ERISA and Canadian pension plan events, cross defaults to certain other indebtedness in excess of $50 million, certain judgment defaults and change of control.  If an event of default occurs and is continuing, the Lenders may decline to provide additional advances, impose a default rate of interest, declare all amounts outstanding under the Restated Credit Agreement immediately due and payable, and require cash collateralization or similar arrangements for outstanding letters of credit.

The Restated Credit Agreement is further described in a Form 8-K filed with the U.S. Securities and Exchange Commission on April 27, 2011, and in Note 4 to the notes to the Company’s unaudited consolidated financial statements for the quarter ended June 30, 2011, included in the Company’s Form 10-Q for the second quarter.

The descriptions of the terms of the Restated Credit Agreement and the related Second Amended and Restated Security Agreements for the U.S. and Canada are qualified in their entirety by the full text of such agreements which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to the Company’s Form 8-K filed on April 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ William G. Love

                                                                                                        William G. Love
                                                                                                        Treasurer

Date:  September 23, 2011